Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the filing with the SEC the Quarterly Report of North American Scientific, Inc. (“Company”) on Form 10-Q for the quarter ended April 30, 2004 (the “Report”), L. Michael Cutrer, President and Chief Executive Officer of the Company and, Erik L. Johnson, Interim Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1)                                                                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange of 1934; and

(2)                                                                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

Date: June 10, 2004	By:	/s/ L. Michael Cutrer
L. Michael Cutrer
Chief Executive Officer

Date: June 10, 2004	By:	/s/ Erik L. Johnson
Erik L. Johnson
Interim Chief Financial Officer